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                                                     Registration No.  333-11121









                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              CYTEC INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   22-3268660
                      (I.R.S. Employer Identification No.)

              Five Garret Mountain Plaza, West Paterson, N.J.       07424
               (Address of Principal Executive Offices)           (Zip Code)

             CONAP, INC. EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN
                            (Full title of the plan)

       E. F. Jackman, Esq., Vice President, General Counsel and Secretary Cytec Industries Inc., Five Garret Mountain Plaza, West Paterson, N.J. 07424
                     (Name and address of agent for service)

                                 (201) 357-3100
          (Telephone number, including area code, of agent for service)









This Registration Statement, including exhibits contains 10 pages numbered sequentially from this cover page. The exhibit index is located on Page 9.

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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
----------------------------------------------------

The documents containing the information specified in Part I will be sent or given to persons participating in the Conap, Inc. Employees' Savings and Profit Sharing Plan (the "Plan") of Conap, Inc., a wholly-owned subsidiary of the Registrant, as specified by Rule 428(b)(1) of the Act. In accordance with the instructions to Part I of Form S-8, such documents have not been filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or as prospectus supplements pursuant to Rule 424 of the Act.


                                     PART II

INFORMATION NOT REQUIRED IN THE SECTION 10(a) PROSPECTUS
--------------------------------------------------------

Item 3.     Incorporation of Certain Documents by Reference
            -----------------------------------------------

            The Registrant and the Plan state that the following documents filed by the Registrant and the Plan with the Commission are incorporated by reference.

            (a) Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1996.

            (b) All other reports filed by Registrant pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996.

            (c) The description of the Common Stock of the Registrant contained in its Registration Statement filed under Section 12 of the Exchange Act including any amendment or report previously or hereafter filed for the purpose of updating such description.

            The Registrant and the Plan state that all documents filed by the Registrant and the Plan pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


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Item 4.     Description of Securities
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

            Not applicable.

Item 6.     Indemnification of Directors and Officers
            -----------------------------------------

            General
            -------

            Officers and directors of the Registrant are covered by certain provisions of the Delaware General Corporation Law (GCL), the Certificate of Incorporation, the By-Laws and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. None of such provisions would have retroactive effect for periods prior to December 17, 1993, and the Registrant is not aware of any claim or proceeding in the last three years, or any threatened claim, which would have been or would be covered by these provisions. These various provisions are described below.

            Elimination of Liability in Certain Circumstances
            -------------------------------------------------

            In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors to the Registrant or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of the Registrant will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

            Indemnification and Insurance
            -----------------------------

            As a Delaware corporation, the Registrant has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to the Registrant's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of the Registrant, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. Article VIII of the By-Laws generally provides for mandatory indemnification of the Registrant's directors and officers to the fullest extent provided by Delaware corporate law.

            The Registrant's By-Laws are incorporated by reference as Exhibit 3(B) to this Registration Statement. Directors and officers are also indemnified under a directors and officers liability insurance policy.

Item 7.     Exemption from Registration Claimed
            -----------------------------------

            Not applicable

Item 8.     Exhibits
            --------

            3(A) The Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

            3(B) The By-Laws of the Registrant are incorporated by reference to Exhibit 3.2 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

            4(A)     Conap, Inc. Employees' Savings and Profit Sharing Plan*.

            4(B) Amendment No. 1 to Conap, Inc. Employees' Savings and Profit Sharing Plan*.

            21 Trust Agreement dated December 28, 1983, between Conap, Inc. and Mellon Bank, N.A., trustee under the Conap, Inc. Employees' Savings and Profit Sharing Plan*.

            23 Consent of KPMG Peat Marwick LLP related to the consolidated financial statements of Cytec Industries Inc. and subsidiaries.

            24       Powers of Attorney*.

*    Previously filed.

Item 9.     Undertakings
            ------------

            The undersigned Registrant and the Plan hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by Section
                     10(a)(3) of the Act;

                      (ii) to reflect in the prospectus any facts or events
                     arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant and the Plan hereby undertake that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer, or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service for a determination that the Plan is qualified under Section 401 of the Internal Revenue Code and will make all changes required by the IRS in order to qualify the Plan.




                                   SIGNATURES

The Registrant
--------------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Paterson and State of New Jersey, on the 9th day of May, 1997.

                                                    CYTEC INDUSTRIES INC.




                                                    By  /s/D. D. Fry
                                                        ------------------------
                                                        Chairman of the Board &
                                                        Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                       Title
----                                       -----


/s/D.  D.  Fry                             Chairman of the Board &
----------------------------               Chief Executive Officer
D. D. Fry


/s/J.  P.  Cronin                          Executive Vice President & Chief
-----------------------------              Financial and Accounting Officer
J. P. Cronin



           *
-----------------------------
F. W. Armstrong                            Director

           *
-----------------------------
G. A. Burns                                Director       *By /s/E. F. Jackman
                                                              ------------------
                                                              (Attorney-in-Fact)
          *                                                       May 9, 1997
-----------------------------
L. L. Hoynes, Jr.                          Director


----------------------------
D.  Lilley                                 Director

          *
---------------------------
W.  P.  Powell                             Director

          *
--------------------------
J. R. Satrum                               Director

The Plan
--------

Pursuant to the requirement of the Securities Act of 1933, the Conap, Inc. Employees' Savings and Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CONAP, INC. EMPLOYEES' SAVINGS
                                              AND PROFIT SHARING PLAN

Dated May 9, 1996                           By The Plan Administrative Committee



                                            By  /s/J. W. Hirsch
                                               ---------------------------------
                                                 Administrator

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
                                  EXHIBIT INDEX



Exhibit No.                                                                                     Page
----------                                                                                      ----
3(A)         The Certificate of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on
             Form 10-Q for the quarter ended September 30, 1996.
                                                                                                 N/A
3(B)         The By-Laws of Registrant are incorporated by reference to
             Exhibit 3.2 of Registrant's Quarterly Report on Form 10-Q for the
             quarter ended September 30, 1996.                                                   N/A

4(A)         Conap, Inc. Employees' Savings and Profit Sharing Plan*.                            N/A

4(B)         Amendment No. 1 to CONAP, Inc. Employees' Savings and
             Profit Sharing Plan*.

21           Trust Agreement , December 28, 1983, between Conap, Inc. and                        N/A
             Mellon Bank, N.A., trustee under the Conap, Inc. Employees'
             Savings and Profit Sharing Plan*.

23           Consent of KPMG Peat Marwick LLP related to the consolidated                         10
             financial statements of Cytec Industries Inc. and subsidiaries.

24           Powers of Attorney*.                                                                N/A

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